Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (the “Agreement”) is hereby entered into by and between CVD Equipment Corporation (the “Company”) having its principal place of business at 355 South Technology Drive, Central Islip, New York 11722, and Thomas McNeill (referred to as “you”) with a mailing address at 32 Seneca Drive, Commack, NY 11725.

IT IS HEREBY AGREED THAT:

1.    Termination of Employment. Your last date of employment with the Company is September 30, 2022 (the “Separation Date”). From August 30,, 2022 through the Separation Date, your job duties shall include providing assistance in the transition of your job responsibilities to other designated employees of the Company, as well as such other responsibilities as may be assigned to you by the Company’s CEO. You are deemed to have resigned from all officer, board and/or other managerial positions that you hold at the Company and its subsidiaries as of August 30, 2022, and agree that you shall not hold yourself out as such. Other than as set forth herein, your right to all Company benefits terminate as of the Separation Date.

2.    Separation Benefits.

a.          In consideration for your execution, non-revocation of, and compliance with the terms of this Agreement, and your compliance with the terms of the Restrictive Covenants contained in Section 13 of the Employment Agreement entered into between you and the Company dated June 1, 2021 (“Employment Agreement”), you shall receive the following benefits (collectively “Separation Benefits”) to which you are not otherwise entitled:

                             (i) severance payments in the total gross amount of $ 104,125.00 which is equivalent to 5 months of your base salary (“Severance”) to be paid in 21 roughly equal installments in accordance with the Company’s regular weekly payroll schedule commencing on the pay date October 14, 2022 (“Severance Period”);

                   (ii) payment of a prorated bonus equal to 12% of your base salary in the total gross amount of $ 29,988.00 will be paid on the pay date January 6, 2023;

(iii) payment of your accrued unused vacation time in the total gross amount of $ 29,469.95 will be paid on pay date January 6, 2023;

(iv) payment of your accrued unused sick time will be paid on pay date October 7, 2022;

(v) an extension of your period to exercise your stock options to end of the Severance Period; and

(vi) your Company health insurance benefits terminate effective September 30, 2022. So long as you timely elect continuation coverage, the Company shall pay the employer portion of the premiums for the continuation of your group medical and dental insurance coverage, if applicable, pursuant to applicable law, the terms and conditions of the applicable plan(s) and COBRA continuation coverage requirements as set forth in Section 4980B of the Internal Revenue Code, as amended, through the Severance Period. The Company will provide you with further information relating to your eligibility for COBRA coverage under separate cover. You agree to notify the Company immediately upon becoming eligible for alternative health insurance coverage. Following the Severance Period, you may continue health insurance coverage at your own expense subject to the terms of the plan(s) and then applicable law.

                   b.          The Separation Benefits referenced in Sections 2(a)(i)-(iv) above shall be paid less legally required federal, state and local taxes and other authorized deductions. Subject to this Agreement becoming effective, and your compliance with the terms herein, the Separation Benefits will be paid as referenced in Sections 2(a)(ii)-(iv) (collectively referred to as “Additional Payments”) and the first installment of the Severance shall be paid on the regular payroll date of October 14, 2022, provided that it occurs at least 10 days following your return of this executed Agreement to the Company. The remaining Severance installments shall be paid thereafter commencing on the next payroll date in accordance with the Company’s regular weekly payroll cycle.

3.    Release and Waiver of Claims.

a. In exchange for the benefits provided to you under this Agreement, including the Separation Benefits, and for other good and valuable consideration, which you hereby acknowledge to be sufficient consideration for your obligations hereunder, you, and you on behalf of your spouse, heirs, executors, representatives, trustees, agents, insurers, administrators, legal representatives, successors and assigns (collectively, “Releasors”), irrevocably and unconditionally fully and forever waive, release and discharge the Company, and the Company’s parents, subsidiaries, affiliates, predecessors, successors and assigns, and each of their respective officers, directors, managers, Board Members, members, employees, shareholders, trustees, agents, attorneys, partners and affiliates, in their corporate and individual capacities (collectively, “Releasees”), from any and all claims, demands, actions, causes of actions, obligations, judgments, rights, fees, damages, debts, obligations, liabilities and expenses (inclusive of attorneys’ fees) of any kind whatsoever, whether known or unknown, from the beginning of time to the date of your execution of this Agreement, including, without limitation, any claims under any federal, state, local or foreign law, that Releasors may have, have ever had or may have in the future, including but not limited to, those arising out of, or in any way related to your hire, benefits, employment, termination or separation from employment with the Company and any actual or alleged act, omission, transaction, practice, conduct, occurrence or other matter, whether or not you have previously filed such a claim.

b. You further agree and acknowledge that Releasors are giving up any rights or claims against Releasees which Releasors may have under numerous laws and regulations, including but not limited to, those regulating employment, whether on the federal, state, or local level, including, but not limited to:

                            (i) any and all claims under Title VII of the Civil Rights Act, as amended, the Americans with Disabilities Act, as amended, the Family and Medical Leave Act, as amended, the Families First Coronavirus Response Act, the Fair Labor Standards Act (to the extent permitted by law), the Equal Pay Act, as amended, the Employee Retirement Income Security Act, as amended (with respect to unvested benefits), the Civil Rights Act of 1991, as amended, Sections 1981 and 1983 of U.S.C. Title 42, the Sarbanes-Oxley Act of 2002, as amended, the Worker Adjustment and Retraining Notification Act, as amended, the National Labor Relations Act, as amended, the Age Discrimination in Employment Act, as amended, the Older Workers’ Benefit Protection Act, the Uniform Services Employment and Reemployment Rights Act, as amended, the Genetic Information Nondiscrimination Act of 2008, the Vietnam Era Veterans' Readjustment Assistance Act of 1974, the Occupational Safety and Health Act, the Immigration Reform and Control Act of 1986, the New York State Human Rights Law, the New York Labor Law (including but not limited to the Retaliatory Action by Employers Law, all provisions prohibiting discrimination and retaliation, and all provisions regulating wage and hour law), New York Paid Family Leave Law, the New York State Worker Adjustment and Retraining Notification Act, New York State Paid Sick Leave Law, the New York Civil Rights Law, Section 125 of the New York Workers’ Compensation Law, and any and all claims pursuant to any other state law and all of their respective implementing regulations and/or any other federal, state, local or foreign law (statutory, regulatory or otherwise) that may be legally waived and released;

           (ii) any and all claims for compensation or payments of any type whatsoever, including but not limited to claims for including wages, commissions, bonus payments of any type, vacation pay, stock options, restricted stock, wage supplements, commissions, incentive compensation, and/or severance;

       (iii) any and all claims arising under tort, contract and/or quasi-contract law, including but not limited to claims of breach of an expressed or implied contract, tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, concealment, negligence, negligent misrepresentation, quantum meruit, violation of public policy nonphysical injury, personal injury or sickness or any other harm, wrongful or retaliatory discharge, fraud, defamation, slander, libel, false imprisonment, negligent or intentional infliction of emotional distress; and,

         (iv) any and all claims for monetary or equitable relief, including but not limited to punitive, compensatory, or other damages or monies, attorneys’ fees, back pay, front pay, reinstatement, experts’ fees, medical fees or expenses, costs and disbursements from the beginning of time through and including the date of your execution of this Agreement.

c. Specific Release of ADEA and OWBPA Claims. In further consideration of the benefits provided to you in this Agreement, you hereby irrevocably and unconditionally fully and forever waive, release and discharge Releasees from any and all claims, whether known or unknown, from the beginning of time to the date of your execution of this Agreement arising under the Older Workers’ Benefit Protection Act and the Age Discrimination in Employment Act, as amended, and its implementing regulations. By signing this Agreement, you hereby acknowledge and confirm that: (i) you have read this Agreement in its entirety and understand all of its terms; (ii) you have been advised of your right to consult with an attorney prior to executing this Agreement; (iii) you knowingly, freely and voluntarily assent to all of the terms and conditions set out in this Agreement including, without limitation, the waiver of claims, release and covenants contained herein; (iv) you are executing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which you are otherwise entitled; (v) you were given at least twenty one (21) days to consider the terms of this Agreement and consult with an attorney of your choice, although you may sign it sooner if desired; (vi) you understand that you have seven (7) days from the date you sign this Agreement to revoke it by delivering notice of revocation to the Company to the attention of Manny Lakios, President and CEO at the address first set forth for the Company above, by overnight delivery before the end of such seven-day period; (vii) you understand that the release contained in this paragraph does not apply to rights and claims that may arise after the date on which you sign this Agreement; and (viii) in entering into this Agreement, you agree and acknowledge that you are not relying on any representation, promise or inducement made by the Company or its attorneys with the exception of those promises described in this Agreement.

                   d. This release and wavier of claims shall not be construed to impair your right to enforce the terms of this Agreement and does not include any claim which, as a matter of law cannot be released by private agreement. Nor does this release prohibit or bar you from providing truthful testimony in any legal proceeding or from cooperating with, making truthful disclosures to, or filing a timely charge or complaint with the EEOC, National Labor Relations Board, the Occupational Safety and Health Administration, or any other federal, state or local government agency or commission, including providing documents or other information, without notice to the Company. Notwithstanding the foregoing, with respect to any claim that cannot be released by private agreement, you agree to release and waive and hereby do release and waive your right (if any) to any monetary damages or other recovery as to such claims, including any claims brought on your behalf, either individually or as part of a collective action, by any governmental agency or other third party.

e. You represent and warrant that you have not filed any complaints, charges or claims for relief against any of the Releasees with any local, state or federal court or governmental or administrative agency. You also acknowledge that you have accurately reported all time worked and that you have been paid and/or have received all amounts due to you for any reason from the Company, including but not limited to all forms of compensation, wages, bonuses, incentive compensation, commissions, accommodations, leave, paid and unpaid, paid time off and benefits to which you may be due for any reason, except as provided in this Agreement. You further affirm that you have no known workplace injuries or occupational diseases and have not been denied any leave requested under the Family and Medical Leave Act or otherwise.

4.    Return of Company Property. You acknowledge and agree that you will return to the Company all Company property in your possession or control other than payroll stubs, benefit information, and other similar information relating to your specific terms and conditions of employment.

5.    Confidentiality of Agreement. You understand and agree that you will not talk about, discuss or communicate with anyone, orally or in writing, concerning this Agreement, except you may (i) discuss this Agreement with your immediate family, (ii) permit your accountant to review this Agreement in connection with the filing of tax returns, (iii) permit attorney(s) of your choice to review this Agreement, and (iv) testify truthfully under oath pursuant to a subpoena (in which event you will provide the Company with prompt notice of the subpoena in advance of providing such testimony except as prohibited by law).

6.     Reaffirmation of Obligations. You agree and acknowledge that your obligations under Sections 9, 10, 13-15 and 17-26 of the Employment Agreement (“Surviving Provisions”) survive termination of employment, including but not limited to the Restrictive Covenants contained in Section 13, and shall remain in full force and effect in accordance with their terms. Further you agree, acknowledge and reaffirm that each of your obligations in Section 13 of the Employment Agreement are reasonable as to duration, terms and geographical area and that the same protects the legitimate interests of the Company, imposes no undue hardship on you, and is not injurious to the public.

7.     Notices. Except as otherwise set forth herein, any notice or communication permitted or required by this Agreement shall be in writing and delivered personally or by overnight delivery to you and the Company, as applicable, at the addresses first set forth above, or to such other address as provided by the requesting party in writing.

8.    Cooperation. You agree to fully cooperate with all lawful requests from the Company or its attorneys for information or assistance in any business or legal matter, lawsuit or investigation involving the Company, its affiliates and subsidiaries, including by attending meetings and sharing any relevant information.  You further agree to appear, at the request of the Company or its attorneys, to give truthful testimony relating to the Company at any hearing, deposition, trial, or other court ordered appearance in any jurisdiction or forum.  You further agree that upon receipt of any subpoena relating in any way to the Company, and/or receipt of any contact from a government agent or agency relating in any way to the Company, unless prohibited by law, you will immediately notify the Company, and will, by overnight delivery and fax, email or by hand, provide a copy of the subpoena and any other documents within twenty-four (24) hours of service upon you and in any event prior to responding, testifying or providing documents or information in response to the subpoena and/or documents unless prohibited by law. A violation of this paragraph will constitute a material violation of this Agreement.

9.    Binding Nature of Agreement. This Agreement shall be binding on and inure to the benefit of you and your heirs, administrators, representatives, and executors. The Company may assign its rights and obligations under this Agreement.

10.    Use of the Agreement as Evidence; Non-Admission. This Agreement may not be used as evidence in any proceeding of any kind, except a proceeding in which one of the parties or Releasee(s) alleges a breach of the terms of this Agreement or elects to use this Agreement as a defense to any claim. You expressly agree that this Agreement is not and shall not in any way be deemed to constitute an admission or evidence of any breach of contract, wrongdoing or liability on the part of the Releasees, nor of any violation of any federal, state or municipal statute, regulation or principle of common law or equity.

11.    Governing Law; Interpretation; Blue Pencil In the event of any dispute, this Agreement will be construed as a whole, will be interpreted in accordance with its fair meaning, and will not be construed strictly for or against either you or the Company. The laws of the State of New York will govern any dispute about this Agreement and any disputes regarding this Agreement shall be resolved in a court of competent jurisdiction in Nassau or Suffolk Counties, New York. If for any reason any part of this Agreement shall be determined to be unenforceable, the remaining terms, covenants, conditions, and provisions of this Agreement shall not be affected and shall be valid and shall be enforceable to the fullest extent permitted by law. The parties further agree that a court is expressly authorized to modify any unenforceable provision of this Agreement by making such modifications as it deems warranted to carry out the intent and agreement of the parties hereto, which is to enforce the terms and conditions to the fullest extent possible.

12.     Waiver Of Jury Trial. You hereby irrevocably agree to waive your right to a jury trial of any claim or cause of action based upon or arising out of this Agreement or any dealings between the parties relating to this Agreement. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including employment law claims, contract claims, tort claims, breach of duty claims, and all other statutory and common law claims. This waiver shall apply to any subsequent amendments, supplements or modifications of this Agreement.

13.    Entire Agreement; Modification. This Agreement constitutes the entire agreement between the Company and you, and all previous agreements or promises between the parties are superseded and void, except for the Surviving Provisions of the Employment Agreement, which expressly shall remain in full force and effect. This Agreement may be modified only by a written agreement signed by you and the Chief Executive Officer of the Company.

14.    Captions. Captions are inserted for the convenience of the parties only and are not to be considered when interpreting this Agreement

15.     Counterparts. This Agreement may be executed by email or facsimile and in one or more counterparts, all of which taken together shall be deemed one original.

16.     Acknowledgment of Full Understanding. YOU ACKNOWLEDGE AND AGREE THAT YOU HAVE FULLY READ, UNDERSTAND AND VOLUNTARILY ENTER INTO THIS AGREEMENT. YOU ACKNOWLEDGE AND AGREE THAT YOU HAVE HAD AT LEAST 21 DAYS TO CONSIDER THIS AGREEMENT AND AN OPPORTUNITY TO ASK QUESTIONS AND BEEN ADVISED TO CONSULT WITH AN ATTORNEY OF YOUR CHOICE BEFORE SIGNING THIS AGREEMENT, AND THAT YOU HAVE 7 DAYS TO REVOKE THE AGREEMENT. YOU FURTHER ACKNOWLEDGE THAT YOUR SIGNATURE BELOW IS AN AGREEMENT TO, AMONG OTHER THINGS, RELEASE THE RELEASEES FROM ANY AND ALL CLAIMS AND COMPLY WITH THE RESTRICTIVE COVENANTS CONTAINED IN THE EMPLOYMENT AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date last written below.

CVD EQUIPMENT CORPORATION

By: /s/ Emmanuel Lakios                                                      Dated: 8/31/22

Name: Emmanuel Lakios

Title: President and Chief Executive Officer

/s/ Thomas McNeill                                                               Dated: 8/31/22

THOMAS MCNEILL

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